As filed with the U.S. Securities and Exchange Commission on July 8, 2005
                                                     Registration No. 333-122328
--------------------------------------------------------------------------------
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      -------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      -------------------------------------

                           ADVANCED BIOPHOTONICS INC.
                 (Name of small business issuer in its charter)

           Delaware                        3829                  11-3386214
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

              125 Wilbur Place, Suite 120, Bohemia, New York 11716
                                 (631) 244-8244
                   (Address and telephone number of principal
                               executive offices)

              -----------------------------------------------------

                      125 Wilbur Place, Suite 120, Bohemia,
                      New York 11716 (Address of principal
                          place of business or intended
                          principal place of business)

              -----------------------------------------------------

                                Denis A. O'Connor
                      President and Chief Executive Officer
                           125 Wilbur Place, Suite 120
                             Bohemia, New York 11716
                                 (631) 244-8244
                       (Name, address and telephone number
                             of agent for service)

             ------------------------------------------------------

                                    Copy to:

                             Greenberg Traurig, LLP
                                MetLife Building
                          200 Park Avenue - 15th Floor
                            New York, New York 10166
                    Tel: (212) 801-9200; Fax: (212) 801-6400
             ------------------------------------------------------

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                   ------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------

                                Introductory Note

      The Registration Statement on Form SB-2 (No. 333-122328) of Advanced BioPhotonics Inc. was declared effective by the Securities and Exchange Commission as of 2:00 p.m. on July 1, 2005. This Post-Effective Amendment No. 1 to that Registration Statement is being filed with the Commission pursuant to Rule 462(d) solely to amend, revise and refile Exhibit 99.1 thereto.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27.  Exhibits.

        Exhibit No.                       Description

          2.1 Agreement of Purchase and Sale, dated as of December 19, 2003, between Promos, Inc. and OmniCorder Technologies, Inc.(1)

          3.1       Amended and Restated Articles of Incorporation.(1)

          3.2 Articles of Amendment to Amended and Restated Articles of Incorporation(2)

          3.3       By-laws.(3)

          3.4 Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock.(4)

          3.5 Amended Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock.(7)

          3.6 Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock.(7)

          4.1 Form of Warrant Certificate to Purchase Common Stock issued with the Series B Convertible Preferred Stock.(7)

          4.2       Form of Warrant to Purchase Common Stock.(4)

          4.3       Form of Subscription Rights Certificate.(7)

          5.1       Opinion of Greenberg Traurig, LLP.(7)

          10.1 Employment Agreement, dated as of December 19, 2003, between Mark A. Fauci and OmniCorder Technologies, Inc., as assigned to Promos, Inc.(1)

          10.2 Indemnification Agreement, dated as of December 19, 2003, among Promos, Inc., Judith F. Harayda and Stephan R. Levy.(1)

          10.3      Form of Private Placement Subscription Agreement.(1)

          10.4      Registration Rights Letter.(1)

          10.5      1998 Stock Option Plan, as amended.(5)

          10.6 License Agreement, dated as of May 11, 1998, between California Institute of Technology and OmniCorder Technologies, Inc., with amendments.(3)

          10.7 Exclusive License Agreement, dated as of September 29, 1998, between Lockheed Martin Corporation and OmniCorder Technologies, Inc.(3)

          10.8 Option Agreement, dated March 19, 1997, between Michael A. Anbar and OmniCorder Technologies, Inc., with amendments.(3)

          10.9 Exclusive Sale Agreement, dated February 2000, between AEG Infrarot-Module GmbH and OmniCorder Technologies, Inc.(3)

          10.10 Agreement, dated August 12, 2003, between the Department of Defense and OmniCorder Technologies, Inc.(3)

          10.11 Form of Subscription Agreement between OmniCorder Technologies, Inc. and the private placement subscribers.
                    (3)

          10.12 Employment Agreement, dated as of February 9, 2004, between Loring D. Anderson and OmniCorder Technologies, Inc. (7)

          10.13     2005 Incentive Compensation Plan.(8)

          23.1      Consent of Greenberg Traurig, LLP (included in Exhibit
                    5.1).(7)

          23.2      Consent of Marcum & Kliegman LLP.(7)

          99.1 Form of Subscription Agent Agreement between Advanced BioPhotonics Inc. and Corporate Stock Transfer, Inc.(6)

          99.2 Form of Warrant Agreement between Advanced BioPhotonics Inc. and Corporate Stock Transfer, Inc.(7)

          99.3      Form of Letter to Stockholders.(7)

          99.4 Form W-9, Request for Taxpayer Identification Number and Certification.(7)

          99.5 Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.(7)

          99.6      Form of Letter to Brokers.(7)

          99.7      Form of Letter to Clients.(7)

          99.8      Form of Beneficial Owner Election Form.(7)

          99.9      Form of Nominee Holder Certification.(7)

          99.10     Form of DTC Participant Over-Subscription Form.(7)

-------------------

(1) Incorporated by reference from the exhibits filed with the Current Report on Form 8-K, dated December 19, 2003 (filed on January 5, 2004).

(2) Incorporated by reference from the exhibits filed with the definitive Proxy Statement, dated May 16, 2005 (filed on May 16, 2005).

(3) Incorporated by reference from the exhibits filed with the Annual Report on Form 10-KSB, dated December 31, 2003 (filed on April 15, 2004).

(4) Incorporated by reference from the exhibits filed with the Current Report on Form 8-K, dated December 14, 2004 (filed on December 20, 2004).

(5) Incorporated by reference from the exhibits filed with the definitive Information Statement on Schedule 14C, dated February 3, 2004 (filed on February 3, 2004).

(6)   Filed herewith.

(7)   Previously filed.

(8) Incorporated by reference from the exhibits filed with OmniCorder Technologies' preliminary proxy statement (filed on May 5, 2005).

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bohemia, State of New York, on July 8, 2005.

                                       ADVANCED BIOPHOTONICS INC.


                                       By: /s/ Denis A. O'Connor
                                          --------------------------------------
                                          Denis A. O'Connor
                                          President and Chief Executive Officer
                                          (Principal Executive Officer)


                                       By: /s/ Celia I. Schiffner
                                           -------------------------------------
                                           Celia I. Schiffner
                                           Controller
                                           (Principal Financial Officer)

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Denis A. O'Connor                             Director and President and Chief Executive        July 8, 2005
-------------------------------------------       Officer
Denis A. O'Connor


/s/ Celia I. Schiffner                            Controller and Principal Financial Officer        July 8, 2005
-------------------------------------------
Celia I. Schiffner


       *                                          Director                                          July 8, 2005
-------------------------------------------
Michael A. Davis, M.D., D.Sc.


       *                                          Director                                          July 8, 2005
-------------------------------------------
Jed Schutz


       *                                          Director                                          July 8, 2005
-------------------------------------------
George Benedict


       *                                          Director                                          July 8, 2005
-------------------------------------------
Joseph T. Casey


       *                                          Director                                          July 8, 2005
-------------------------------------------
Gordon A. Lenz


       *                                          Director                                          July 8, 2005
-------------------------------------------
Hon. Joseph F. Lisa


       *                                          Director                                          July 8, 2005
-------------------------------------------
Anthony A. Lombardo

       *                                          Director                                          July 8, 2005
-------------------------------------------
Robert W. Loy

       *                                          Director                                          July 8, 2005
-------------------------------------------
Richard R. Vietor


/s/ William J. Wagner                             Director                                          July 8, 2005
-------------------------------------------
William J. Wagner


                                                  Director                                         July ___, 2005
-------------------------------------------
Mark A. Fauci


*By:   /s/ William J. Wagner                                                                        July 8, 2005
       ------------------------------------
       William J. Wagner
       Attorney-in-Fact

                                                       EXHIBIT INDEX

    Exhibit No.      Description

          99.1 Form of Subscription Agent Agreement between Advanced BioPhotonics Inc. and Corporate Stock Transfer, Inc.